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                                                              EXHIBIT 1(A)(3)(c)





                         SCHEDULE OF SALES COMMISSIONS



Agents are compensated for sales of this Policy on a commission and service fee basis. The compensation is calculated as a percentage of premium paid up to the Commissionable Target Premium (a target amount used only to determine commission payments), plus a percentage of premium paid in excess of Commissionable Target Premium. The schedule of percentage is as follows:


Percent of Premium up to Commissionable Target Premium:


Policy Year         Commission     Service Fee
-----------         ----------     -----------
    1                   45%
    2-4                  3%           2.5%
    5                                 5.5%
    6-10                              4.0%
    11+                               1.5%



Percent of Premium in excess of Commissionable Target Premium:

Policy Year         Commission     Service Fee
-----------         ----------     -----------
    1                   3%
    2-4                               3.0%
    5                                 3.0%
    6-10                              3.0%
    11+                               1.5%